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                                                                    EXHIBIT 23.1











INDEPENDENT AUDITORS' CONSENT





                  We consent to the incorporation by reference in this Registration Statement of Metretek Technologies, Inc. on Form S-8 of our report dated March 19, 1999, appearing in the Annual Report on Form 10-KSB of Metretek Technologies, Inc. for the year ended December 31, 1998.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP




Denver, Colorado

March 10, 2000